Exhibit 10.24.0

                                   UCAR CARBON

                            BENEFITS PROTECTION TRUST



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                                   UCAR CARBON

                            BENEFITS PROTECTION TRUST

     This AMENDED AND RESTATED AGREEMENT, effective as of the first day of August, 2003, by and between UCAR Carbon Company Inc., a Delaware corporation ("Company"), and Vanguard Fiduciary Trust Company, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code ("Trustee").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Company has adopted the plans, programs and severance compensation agreements listed on Schedule 1 (hereinafter referred to as defined in Schedule 1 or collectively as the "Plans") and may adopt or enter into other such plans, programs and agreements as will be listed from time to time on Schedule 1 and may, from time to time, amend, modify or terminate any such Plan in accordance with its terms; and

     WHEREAS, Company has previously established the UCAR Carbon Benefits Protection Trust and the UCAR Carbon Compensation Deferral Program Trust in order to ensure that its employees and their beneficiaries will receive the benefits which Company is obligated to provide for them or which they reasonably anticipate receiving pursuant to the Plans; and

     WHEREAS, these trusts are intended to be "grantor trusts" with the corpus and income of the trusts treated as assets and income of Company for federal income tax purposes pursuant to Sections 671 through 678 of the Internal Revenue Code of 1986 (the "Code"), as amended; and

     WHEREAS, Company intends that the assets of the trusts will be subject to the claims of creditors of Company as provided in Section 4; and

     WHEREAS, Company intends that the existence of the trusts will not alter the characterization of the Plans as "unfunded" and will not be construed to provide taxable income to any participant under the Plans or the Agreements prior to actual payment of benefits thereunder; and

     WHEREAS, Company wishes the amend and restate the trusts into a single UCAR Carbon Benefits Protection Trust Agreement (hereinafter referred to as the "Trust"); and

     WHEREAS, Company wishes to name Vanguard Fiduciary Trust Company as Trustee of the Trust; and

     WHEREAS, Trustee is not a party to the Plans and makes no representations with respect thereto, and all representations and recitals with respect to the Plans shall be deemed to be those of Company;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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SECTION 1.   Definitions.
             -----------

     (a) "Accounts" shall mean, collectively, the Non-Qualified Plans Account, the Compensation Deferral Account, the Defined Contribution Account, the Severance Agreements Account, the TCN Account, the Benefits Protection Account and such other Account(s) as may subsequently be established under Section 2.

     (b) "Administrative Committee" shall mean the Administrative Committee of the Benefits Protection Trust empowered to administer the Trust after a Change in Control, as described in Section 15.

     (c) "Authorized Person" shall mean an employee of Company or member of the Non-Qualified Plans Committee or the Administrative Committee who is authorized to execute and deliver, in the and on behalf of Company, the Non-Qualified Plans Committee or the Administrative Committee, documents or instructions relating to the Trust.

     (d) "Beneficiary" shall mean the beneficiary designated by a Participant under one or more of the Plans.

     (e) A "Change in Control" shall be deemed to occur if any of the following circumstances shall occur:

                    (a) any "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation;

                    (b) any "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;

                    (c) Present Directors and New Directors cease for any reason to constitute a majority of the Board of Trustees of the Corporation (and, for purposes of this clause (c), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                    (d) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or



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                    (e) consummation of:

                              (i) a reorganization, restructuring,
                    recapitalization, reincorporation, merger or consolidation of the Corporation (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Corporation or all or substantially all of the assets of the Corporation or Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Corporation, respectively, (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Corporation, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board of Trustees of the Corporation at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                              (ii) any sale, lease, exchange or other transfer
                    (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (e)(i) and (e)(ii) above, the divestiture of less than substantially all of the assets of the Corporation or Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control.



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     Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur pursuant to clause (a) or (b) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by Company.

     For purposes of this Agreement, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership"), references to the Act or rules and regulations thereunder shall mean those in effect on May 9, 2000 and references to "Common Stock" shall mean the common stock of the Corporation.

     (f) "Contract" shall mean a participating or nonparticipating insurance and/or annuity contract as described in Section 8.

     (g) "Investment Director" shall mean the person or entity chosen by Company or the Chief Financial Officer of Company prior to a Change in Control, or chosen by the Administrative Committee after a Change in Control, to direct the investment of certain assets in the Trust.

     (h) "Investment Manager" shall mean an institution chosen by Company or the Chief Financial Officer of Company prior to a Change in Control, or chosen by the Administrative Committee after a Change in Control, to serve as Investment Director.

     (i) "Compensation Deferral Program" shall mean the UCAR Carbon Compensation Deferral Program.

     (j) "Corporation" shall mean Graftech International Ltd.

     (k) "Defined Contribution Plan Amount" shall mean the amount of the make-up contributions and excess matching contributions made by Company to the Trust which are attributable to the excess contributions which, if not for Code limitations, would be made under UCAR Carbon Savings Plan, and which shall be paid under the Compensation Deferral Program.

     (l) "Insolvent" or "Insolvency" shall mean either: (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.



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     (m) "Non-Qualified Plans Amount" shall mean the lump sum amounts which are attributable to the prior non-qualified plans sponsored by Company and which will be paid under the Compensation Deferral Program.

     (n) "Non-Qualified Plans Committee" shall mean the Non-Qualified Plans Administrative Committee empowered to administer certain provisions of the Trust prior to a Change in Control, as described in the Benefits Protection Trust.

     (o) "Participant" shall mean a participant in one or more of the Plans.

     (p) "Plans" shall mean those plans, programs and agreements listed on
Schedule 1 attached hereto or as hereafter added to Schedule 1.

     (q) "Severance Agreements" shall mean the Severance Compensation Agreements between certain individuals and Company, as in effect from time to time.

     (r) "TCN Plan" shall mean the UCAR TCN Pension Plan, as it may be amended from time to time.

SECTION 2.   Establishment of Trust.
             ----------------------

     (a) Company hereby establishes with Trustee and Trustee hereby accepts a trust consisting of the following property (subject to the rights of Company to withdraw such property pursuant to Paragraph (e) of this Section 2):

          (1) such cash or other property acceptable to Trustee as shall be paid or delivered to Trustee from time to time as contributions with respect to Company's obligations attributable to the Non-Qualified Plans Amount, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "Non-Qualified Plan Account");

          (2) such cash or other property acceptable to Trustee as shall be paid or delivered to Trustee from time to time as contributions with respect to Company's obligations under the Compensation Deferral Program, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "Compensation Deferral Account");

          (3) such cash or other property acceptable to Trustee as shall be paid or delivered to Trustee from time to time as contributions with respect to Company's obligations attributable to the Defined Contribution Plan Amount, together with the earnings, income, additions and

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                    appreciation thereon and thereto (all of which is
                    hereinafter called the "Defined Contribution Account");

          (4) such cash or other property acceptable to Trustee as shall be paid or delivered to Trustee from time to time to be used to satisfy future liabilities of Company with regard to Severance Compensation Agreements between certain individuals and Company, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "Severance Account"); and

          (5) such cash or other property acceptable to Trustee as shall be paid or delivered to Trustee from time to time to be used to satisfy future liabilities of Company with regard to the TCN Plan, together with the earnings, income, additions and appreciation thereon and thereto (all of which is hereinafter called the "TCN Plan Account"); and

          (6) such cash or other property acceptable to Trustee in the amount of two hundred fifty thousand dollars ($250,000), together with the earnings thereon, and realized and unrealized gains (net of any losses) attributable thereto (all of which is hereinafter called the "Benefits Protection Account"). Neither the cash nor any other property held in the Benefits Protection Account shall be available for payment of benefits to Participants and Beneficiaries under the Plans.

     (b) Trustee or the Investment Director, if applicable, for investment purposes only, may commingle all Trust assets and treat them as a single fund, but the records of Trustee or the Investment Director, if applicable, at all times shall show the amounts of the Trust allocable to the Non-Qualified Plans Account, the Defined Contribution Account, the Compensation Deferral Account, the Severance Account, the TCN Plan Account, the Benefits Protection Account and such other account(s) as may subsequently be established under this Trust.

     (c) The assets of the Accounts shall be used to discharge the obligations of Company as follows:

                    (1) the assets of the Non-Qualified Plans Account, the Defined Contribution Plan Account and the Compensation Deferral Program Account shall be used to discharge the obligations of the Compensation Deferral Program;

                    (2) the assets of the Severance Account shall be used to discharge the severance obligations of Company under the Severance Agreements;

                    (3) the assets of the TCN Plan Account shall be used to discharge the obligations of Company under the TCN Plan;

                    (4) the assets of the Benefits Protection Account may be used as set forth in Paragraph (c) of Section 8, and Section 15;



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                    (5) after a Change of Control occurs, the assets of each
          Account, upon the termination or expiration of the plan, program or agreements for which such Account was established, and the satisfaction of all liabilities with regard to such terminated or expired plan, program or agreements, shall be distributed among such remaining Account(s) that the Administrative Committee determines in its sole discretion.

     (d) Prior to a Change in Control, the Trust hereby established is revocable by the Company.

     (e) Company may add funds to the Trust at any time and shall designate the Account to which such funds shall be credited. Any such additional funds shall also be available to pay the fees and expenses of Trustee and/or the Non-Qualified Plans Committee or the Administrative Committee if the amounts transferred pursuant to the Benefits Protection Account are exhausted. Prior to a Change in Control, the Company may make such withdrawals from the Trust as it shall determine.

     (f) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of Sections 671 through 678 if the Code, and shall be construed accordingly.

     (g) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust shall be mere unsecured contractual rights of Participants and their Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency.

     (h) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash, securities (including the Corporation's stock) or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or Beneficiary shall have any right to compel such additional deposits.

     (i) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than five (5) days following the Change of Control make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or Beneficiary the benefits to which Participants or Beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred.

SECTION 3.   Payments to Participants and Their Beneficiaries.
             ------------------------------------------------

     (a) Subject to Paragraph (f) of Section 2 hereof, Paragraph (b) of this
Section 3 and Paragraph (b) of Section 16 hereof, Trustee, from time to time upon receipt of direction from the Non-Qualified Plans Committee prior to a Change in Control, and from the Administrative Committee after a Change in Control, shall make payments from the Trust, as specified in such direction to



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such persons, in such manner and in such amounts as the Non-Qualified Plans
Committee or the Administrative Committee, as the case may be, shall direct, and amounts paid pursuant to such direction thereafter no longer shall constitute a part of the Trust.

     (b) Company may, from time to time prior to a Change in Control, furnish Trustee with certain information regarding the Participants and Beneficiaries under the Plans and the determination of the benefits under the Plans (hereinafter referred to as "Participants Data"). Trustee shall be entitled to rely on the accuracy of the Participant Data provided by Company prior to a Change in Control, and shall have no duty to verify the accuracy thereof. Company shall, after a Change in Control, furnish the Administrative Committee and Trustee with Participant Data at least once each Plan Year. Such Participant Data shall include (1) names, addresses, dates of birth, and social security numbers of each Participant and Beneficiary in the Plans; (2) the amount and form of benefits under each of the Plans of each Participant and Beneficiary if such Participant would retire or die as of either the last day of such Plan Year or the last day of the Plan Year in which such Participant attained age 62; (3) earnings history, compensation (cash and deferred) and bonus history of each Participant; (4) amounts payable from the UCAR Carbon Retirement Plan on behalf of each Participant; (5) a schedule of the estimated yearly cash payments under the Plans; and (6) any other information regarding the Plan which the Administrative Committee may reasonably request or which the Administrative Committee may deem necessary to administer this Trust.

     Following a Change in Control and notwithstanding any other provisions of this Agreement, Trustee shall, without direction from Company, to the extent funds are available in the Trust for such purpose, make payments to Participants and Beneficiaries in such manner and in such amounts as the Administrative Committee shall determine they are entitled to be paid under the Plans based on the most recent Participant Data furnished to the Administrative Committee by Company and any supplemental information furnished to the Administrative Committee by a Participant or Beneficiary upon which the Administrative Committee may reasonably rely in making such determination. The Administrative Committee may make such reasonable inquiry of Company as is necessary to determine whether any amounts that would otherwise be payable under this Agreement have previously been paid by Company, and may reasonably rely on any information provided by Company with regard to such payment. A determination by the Administrative Committee with regard to a Participant's entitlement to payments under the terms of this Agreement shall be binding as to all Participants and Company.

     (c) In the event it shall be determined prior to a Change in Control that the Participants and/or Beneficiaries of the Plans are subject to any tax under the terms of the Trust created hereunder, then Trustee, upon receipt of direction from Company, shall make payments from the Trust to such persons, in such manner and in such amounts as Company shall direct, for purposes of (1) paying the amount of Federal and state tax and interest and any penalties thereon which such Participants and/or Beneficiaries may incur arising out of such determination or (2) distributing the interests of Participants and Beneficiaries in the Trust. In the event such a determination is made after a Change in Control occurs, then each Participant or Beneficiary who is subject to such tax, may notify the Administrative Committee, in writing, to direct Trustee to make payments from the Trust for either of the purposes set forth in section
(1) or (2) of the preceding sentence. Trustee shall not make the payments for


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the purposes set forth in the first sentence of this Paragraph (c) without such written direction and Trustee may request such documentation as it reasonably deems necessary to evidence the amount of such payments.

     (d) Payments to Participants and Beneficiaries pursuant to Paragraphs (b) and (c) of this Section 3 shall be made by Trustee to the extent that Trust funds for such purposes are sufficient to allow such payments. Subject to Paragraph (d) of Section 2, in any month in which the Administrative Committee directs Trustee to make payments from the Trust and the Administrative Committee determines that a particular Account in the Trust does not have sufficient funds to provide for the payment of all amounts otherwise payable to Participants and Beneficiaries in such month under a particular Plan, the amount otherwise payable to each such Participant or Beneficiary under such Plan during such month shall be multiplied by a fraction, the numerator of which is the amount of funds then available for the payment of benefits under such Plan and the denominator of which is the total of the benefits payable prior to such reduction during such month to all Participants and Beneficiaries under such Plan.

     (e) After a Change in Control occurs, Company shall make such contributions to the Trust created hereunder as shall be necessary to ensure the assets of the Trust shall at all times be sufficient to discharge Company's obligations under the Plans.

SECTION 4. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.
             --------------------------------------------------------------

     (a) Trustee shall cease payment of benefits to Participants and Beneficiaries if Company is Insolvent.

     (b) At all times during the continuance of this Trust, as provided in
Section 2(h) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                    (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants or Beneficiaries.

                    (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                    (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants or Beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or Beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.



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                    (4) Trustee shall resume the payment of benefits to
          Participants or Beneficiaries in accordance with Section 4 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to subsection (b)(3) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or Beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 5.   Payments to Company.
             -------------------

     Except as provided herein, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and Beneficiaries pursuant to the terms of the Plan.

SECTION 6.           Investment Authority.
                     --------------------

     (a) Subject to Paragraph (b) of this Section 6, Company, prior to a Change in Control, shall have exclusive authority and discretion to manage and control the Trust assets, and pursuant to such authority and discretion, may direct Trustee, to the extent permitted by law, to exercise, from time to time and at any time, the power:

          (1) To invest and reinvest the assets of the Trust, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, whether or not productive of income or consisting of wasting assets, and in order to reduce the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable Federal-Government-backed securities; provided, however, that Trustee, upon specific directions in writing from Company, shall invest and reinvest some or all of the assets of the Trust in qualifying securities issued by Company or by an affiliate of Company, unless Trustee shall deem such directed investment or reinvestment to be inconsistent with the provisions of Paragraph (a) of Section 11 and that Trustee may retain any such securities acquired for the Trust at the direction of Company until Company directs Trustee to dispose of them; but no direction of Company to sell any securities issued by Company or by an affiliate of Company shall be binding if it would require Trustee to violate any law respecting the public distribution of securities, and, in any event, without limiting the generality of the provisions of Section 18, Company agrees, to the extent permitted by law, to indemnify Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of Trustee's breach of its own duties, by reason of Trustee's



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investing in, or reinvesting in or selling such securities in accordance with any direction from Company or by reason of Trustee's failure to sell any such securities in the absence of any direction from Company to sell them;

          (2) To exercise, personally or by general or limited proxy, the right to vote any shares of stock, bonds or other securities held in the Trust; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of the Trust in accordance with directions provided to the Trustee by the Company;

          (3) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in the Trust; to pay from the Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depositary; and to retain any property allotted to the Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

          (4) To exercise or sell any conversion or subscription or other rights appurtenant to any stock, security or other property held in the Trust;

          (5) To borrow from any lender money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in the Trust to secure the repayment of any such loan;

          (6) To compromise, settle or arbitrate any claim, debt, or obligation of or against the Trust; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by the Company to be worthless;

          (7) To invest and reinvest any property in the Trust in any other form or type of investment not specifically mentioned in this Paragraph (b) of
Section 4, so long as such form or type of investment is a form or type of investment approved by the Chief Financial Officer of Company, or such other person designated by Company, for the investment of assets of the Trust;

          (8) To collect and receive any and all money and other property due the Trust and give full discharge therefor;

          (9) To deposit cash into interest bearing accounts in the banking department of Trustee or an affiliated banking organization;

          (10) To commence or defend suits or legal proceedings to protect any interest of the Trust, and may represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal;

          (11) To take all action necessary to pay for authorized transactions, including borrowing or raising monies from any lender, to settle security purchases and/or foreign exchange or contracts for foreign exchange, and securing the repayments thereof by pledging all or any part of the Account;



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          (12) To appoint custodians or subcustodians, domestic or foreign
(including affiliates of Trustee), as to part or all of the Trust. Trustee shall not be responsible or liable for any losses or damages suffered by Company arising as a result of the insolvency of any custodian or subcustodian appointed by the Company or those appointed by the Trustee, except to the extent Trustee was negligent in its selection or continued retention of such agent;

          (13) To hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of Trustee), so long as Trustee's records clearly indicate that the assets held are a part of the Trust. Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized foreign or domestic clearing facility, book-entry system, centralized custodial depository, or similar organization; and

          (14) To generally do all acts, whether or not expressly authorized, which Trustee may deem necessary or desirable for the protection of the Trust.

     (b) (1) (A) Prior to a Change in Control, the Chief Financial Officer of Company, or such other person designated by Company, at any time and from time to time may direct Trustee to segregate one or more specified portions of the Trust into a separate investment account or accounts (each hereinafter called a "Segregated Investment Account"), and may appoint and designate an Investment Director to direct Trustee in the management of the assets of each such Segregated Investment Account (hereinafter called "that Investment Director's Segregated Investment Account").

          (B) Any Investment Director appointed by the Chief Financial Officer of Company may be an employee of Company or a subsidiary or affiliate of Company, or an Investment Manager who is not an employee, subsidiary or affiliate of Company. Any Investment Manager so appointed must be either (i) an investment adviser registered as such under the Investment Advisers Act; or (ii) a bank, as defined in that Act; or (iii) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of the Trust under the laws of more than one State. Trustee until notified in writing to the contrary shall be fully protected in relying upon any written notice of the appointment of an Investment Director furnished to it by Company. In the event of any vacancy in the office of Investment Director, Company shall be deemed to be the Investment Director of that Investment Director's Segregated Investment Account until an Investment Director shall have been duly appointed to direct Trustee in the management of the assets of that Investment Director's Segregated Investment Account; and in such event until an Investment Director shall have been so appointed and qualified, references herein to Company's acting in respect of that Investment Director's Segregated Investment Account pursuant to direction from the Investment Director shall be deemed to authorize Company to direct Trustee on the investment or the assets of that Investment Director's Segregated Investment Account, and subparagraphs (4) and (5) of this Paragraph (b) shall have no effect and shall be disregarded.


          (2) Any Investment Director appointed pursuant to Paragraph (b) (1) of this Section 6 shall have exclusive authority and discretion to manage and control the assets of that Investment Director's Segregated Investment Account, and pursuant to such authority and discretion may direct Trustee from time to time and at any time:

                    (A) To invest and reinvest that Investment Director's Segregated Investment Account, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured) and other property, or part interest in property, real or personal, foreign or domestic, whether or not productive of income or consisting of wasting assets, and in order to reduce the risk of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable Federal Government-backed securities; provided, however, that Trustee, upon specific directions in writing from that Investment Director, shall invest and reinvest some or all of the assets of that Investment Director's Segregated Investment Account in qualifying securities issued by Company or by an affiliate of Company, unless Trustee shall deem such directed investment or reinvestment to be inconsistent with the provisions of Paragraph (a) of Section 11 and that Trustee may retain any such securities acquired for that Investment Director's Segregated Investment Account at the direction of that Investment Director until that Investment Director directs Trustee to dispose of them; but no direction of any Investment Director to sell any securities issued by Company or by an affiliate of Company shall be binding if it would require Trustee to violate any law respecting the public distribution of securities, and, in any event, without limiting the generality of the provisions of Section 18, Company agrees, to the extent permitted by law, to indemnify Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of Trustee's breach of his own duties, by reason of Trustee's investing in, or reinvesting in or selling such securities in accordance with any direction from any Investment Director or by reason of Trustee's failure to sell any such securities in the absence of any direction from that Investment Director to sell them; and

                    (B) To perform acts similar to those authorized to Trustee in subparagraphs (2) through (10) of Paragraph (a) of this Section 6.

          (3) In addition, each Investment Director may direct the Trustee to invest and reinvest funds of that Investment Director's Segregated Investment Account in debt securities (including obligations of the Government of the United States) payable on demand or having maturities not exceeding one year or in interests in any trust fund that has been or shall be created and maintained by Trustee as trustee for the collective short-term investment of funds, the instrument creating such trust fund, together with any amendments, modifications or supplements thereof, being hereby effective when and as such investments are made, incorporated in and made a part of this Agreement as fully and to all intents and purposes as if set forth herein at length.

          (4) Trustee shall exercise in respect of each Investment Director's Segregated Investment Account the powers set forth in Paragraph (b) (2) of this
Section 6 only when and to the extent directed in writing by that Investment Director. Each Investment Director, from time to time and at any time, may issue orders for the purchase or sale of securities directly to a broker or dealer, and for such purpose Trustee will upon request execute and deliver to that Investment Director one or more trading authorizations. Written notification of the issuance of each such order shall be given promptly to Trustee by that Investment Director, and the execution of each such order shall be confirmed by the broker to that Investment Director and to Trustee. Such notification shall be authority to Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom, as the case may be.

          (5) Unless Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of any Investment Director, knowing such act or omission to be a breach of the fiduciary responsibility of that Investment Director with respect to the Trust, or enables such a breach to occur through Trustee's failure to comply with Trustee's own duties, Trustee shall not be liable for any act or omission of any Investment Director, and shall not be under any obligation to invest or otherwise manage the assets of the Trust which are subject to the management of any Investment Director. Without limiting the generality of the foregoing, Trustee shall not be liable by reason of its taking or refraining from taking at the direction of any Investment Director any action in respect of that Investment Director's Segregated Investment Account, pursuant to this Paragraph (b), or pursuant to a notification of an order to purchase or sell securities by the Administrative Committee or for the account of any Investment Director's Segregated Investment Account issued by that Investment Director nor shall Trustee be liable by reason of its refraining from taking any action with respect to any Investment Director's Segregated Investment Account because of the failure of such Investment Director to give such direction or order; Trustee shall be under no duty to question or to make inquiries as to any direction or order or failure to give direction or order by any Investment Director; and Trustee shall be under no duty to make any review of investments acquired for any Investment Manager's Segregated Investment Account at the direction or order of that Investment Manager and shall be under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investment.

          (7) Without limiting the generality of the provisions of Section 18, Company agrees, to the extent permitted by law, to indemnify Trustee and hold it harmless from and against any claim or liability that may be asserted against it, otherwise than on account of Trustee's breach of his own duties, by reason of Trustee's taking or refraining from taking any action in accordance with this Paragraph (b), including, without limiting the generality of the foregoing, any claim or liability that may be asserted against Trustee on account of failure to receive securities purchased, or failure to deliver securities sold, pursuant to orders issued by an Investment Director directly to a broker or dealer.

     (c) After a Change in Control occurs and subject to Section 7 hereof, the Administrative Committee shall have the exclusive authority and discretion to manage and control the Trust assets, and may appoint an Investment Director or an Investment Manager including an affiliate of Company or Trustee to manage the investment of the Trust assets. Pursuant to such authority and discretion, the Administrative Committee, or any investment manager appointed pursuant to this

Paragraph (c), may exercise, from time to time and at any time, the power to hold or dispose of any assets held by the Trust on the date a Change in Control occurs, and shall invest and reinvest the Trust, without distinction between principal and income, in accordance with the provisions described in Paragraph
(a) of this Section 6.

     (d) Contractual Settlement and Income; Market Practice Settlements

                    (1) In accordance with Trustee's standard operating procedure, Trustee shall credit the Trust with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent Trustee credits income on contractual payment date, Trustee may reverse such accounting entries to the contractual payment date if Trustee reasonably believes that such amount will not be received.

                    (2) In accordance with Trustee's standard operating procedure, Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent Trustee settles certain securities transactions on the basis of contractual settlement date accounting, Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if Trustee reasonably believes that such amount will not be received.

                    (3) Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. Company acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, Trustee shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty.

     SECTION 7. Administrative Powers. Trustee shall have and in its sole and absolute discretion may exercise from time to time and at any time the following administrative powers and authority with respect to the Trust:

     (a) To hold property of the Trust in its own name or in the name of a nominee or nominees, without disclosure of the Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve Trustee of its responsibility for the safe custody and disposition of the Trust in accordance with the provisions of this Agreement; Trustee's books and records shall at all times show that such property is part of the Trust; and Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees;

     (b) To continue to hold any property of the Trust whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, cash temporarily awaiting investment and such cash as Company from time to time may specify prior to a Change in Control in order to meet the administrative expenses of the Trust or anticipated distributions therefrom; and

     (c) To do all other acts that Trustee may deem necessary or proper to carry out any of the powers set forth in the Trust or otherwise in the best interests of the Trust.

SECTION 8.   Insurance and Annuity Contracts.
             -------------------------------

     (a) Trustee, upon written direction of Company prior to a Change in Control, or from the Administrative Committee after a Change in Control, shall pay from the Trust such sums to such insurance company or companies for the purpose of procuring participating or nonparticipating insurance and/or annuity contracts for the Trust (hereinafter in this Section 8 referred to as "Contracts"). Company, both prior to and after a Change in Control, shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for. Trustee shall receive and hold in the Trust, subject to the provisions hereinafter set forth in this Section 8, all Contracts so obtained.

     (b) Trustee shall be the complete and absolute owner of Contracts held in the Trust and, upon written direction of Company prior to a Change in Control, shall have the power, without the consent of any other person, to exercise any and all of the rights, options or privileges that belong to the absolute owner of any Contract held in the Trust or that are granted by the terms of any such Contract or by the terms of this Agreement. Prior to a Change in Control, Trustee shall have no discretion with respect to the exercise of any of the foregoing powers or to take any other action permitted by any Contract held in the Trust, but shall exercise such powers or take such action only upon the written direction of Company and Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. Trustee, upon the written direction of Company prior to a Change in Control, shall deliver any Contract held in the Trust to such person or persons as may be specified in the direction.

     (c) Trustee shall hold in the Trust the proceeds of any sale, assignment or surrender of any Contract held in the Trust and any and all dividends and other payments of any kind received in respect of any Contract held in the Trust.

     (d) Upon the written direction of Company prior to a Change in Control, Trustee shall pay from the Trust premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Trust. Trustee shall have no duty to make any such payment unless and until it shall have received such direction. After a Change in Control, Trustee shall pay from the Trust premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Trust, only upon direction from the Administrative Committee.

     (e) No insurance company that may issue any Contract or Contracts held in the Trust shall be deemed to be a party to this Agreement for any purpose, or to be responsible in any way for the validity of this Agreement or to have any liability under this Agreement other than as stated in each Contract that it may issue. Any insurance company may deal with Trustee as sole owner of any Contract issued by it and held in the Trust, without inquiry as to the authority of Trustee to act, and may accept and rely upon any written notice, instruction, direction, certificate or other communication from Trustee believed by it to be genuine and to be signed by an officer of Trustee and shall incur no liability or responsibility for so doing. Any sums paid out by any insurance company under any of the terms of a Contract issued by it and held in the Trust either to Trustee, or, in accordance with its direction, to any other person or persons designated as payees in such Contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid. No insurance company shall be required to look into the terms of this Agreement, to question any action of Trustee or to see that any action of Trustee is authorized by the terms of this Agreement.

     (f) Anything contained herein to the contrary notwithstanding, neither Company, the Administrative Committee nor Trustee shall be liable for the refusal of any insurance company to issue or change any Contract or Contracts or to take any other action requested by Trustee; nor for the form, genuineness, validity, sufficiency or effect of any Contract or Contracts held in the Trust; nor for the act of any person or persons that may render any such Contract or Contracts null and void; nor for the failure of any insurance company to pay the proceeds and avails of any such Contract or Contracts as and when the same shall become due and payable; nor for any delay in payment resulting from any provision contained in any such Contract or Contracts; nor for the fact that for any reason whatsoever (other than their own negligence or willful misconduct) any Contract or Contracts shall lapse or otherwise become uncollectable.

     (g) After a Change in Control, the Administrative Committee shall exercise any of the powers set forth in this Section 8, including the power to negotiate for and purchase Contracts the rates of return and maturity dates of which may reasonably be expected to yield assets of the Trust sufficient to discharge any or all of the obligations of Company under the Plans.

SECTION 9.   Disposition of Income.
             ---------------------

     During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 10.   Accounting by Trustee.
              ---------------------

     Trustee shall keep accurate and detailed records of all investments, receipts and disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee prior to a Change in Control and the Administrative Committee and Trustee after a Change in Control. Trustee will use its best efforts to deliver to Company, and the Administrative Committee after a Change in Control, within ninety (90) days following the close of each calendar year and within ninety (90) days after the removal or resignation of Trustee, but in no event later than one hundred twenty (120) days thereafter, a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts and disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 11.   Responsibility of Trustee.
              -------------------------

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Company or the Administrative Committee generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     (g) Unless resulting from Trustee's negligence, willful misconduct, lack of good faith, or breach of its duties under this Agreement, Company shall indemnify and save harmless Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies. costs and expenses, including, without limitation, reasonable attorneys' fees incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by Trustee in connection with the Plans or this Trust. If Company does not pay such costs, expenses and liabilities for which it is liable hereunder in a reasonably timely manner, Trustee may obtain payment from the Trust.

SECTION 12. Taxes, Compensation and Expenses of Trustee, the Non-Qualified Plans Committee and the Administrative Committee.
              --------------------------------------------------------------

     (a) It is the intent of Company and Trustee that Company shall be responsible for determining and effecting all Federal and state tax aspects of the Plans and the Trust, including without limitation the payment of income taxes on the Trust's income, if any, any required withholding of income or other payroll taxes in connection with the payment of benefits from the Trust pursuant to the Plans, and all reporting required in connection with any such taxes. To the extent that Company is required by applicable law to pay or withhold such taxes or to file such reports, such obligation shall be a responsibility allocated to Company, as the case may be, hereunder. To the extent Trustee is required by applicable law to pay or withhold such taxes or to file such reports, Company shall inform Trustee of such obligation, shall direct Trustee with respect to the performance of such obligations and shall provide Trustee with all information required by Trustee to meet such obligations.

     Company shall pay any Federal and state taxes imposed or levied with respect to the corpus and/or income of the Trust or any part thereof under existing or future laws, and Company, or the Administrative Committee, if applicable, in their discretion, or Trustee, in its discretion, may contest the validity or amount of any tax, assessment, claim or demand respecting the Trust or any part thereof. Upon direction from the Administrative Committee, Trustee shall deduct any payroll taxes required to be withheld with respect to any payments made pursuant to the Trust.

     (b) Trustee, without direction from Company, or the Administrative Committee, if applicable, shall pay from the Trust the reasonable and necessary expenses and compensation of counsel and all other reasonable and necessary expenses of managing and administering the Trust and the Administrative Committee that are not paid by Company including, but not limited to, Participant record keeping expenses, investment management fees, computer time charges, data retrieval and input costs, charges for time expended by personnel of Trustee in fulfilling Trustee's duties, expenses incurred by the members of the Non-Qualified Plans Committee or the Administrative Committee in performance of their duties, and the compensation of the Administrative Committee.

     (c) Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. Trustee shall be entitled to fees for services, as mutually agreed, between Company and Trustee prior to a Change in Control and as subsequently agreed upon renewal between the Administrative Committee and Trustee following a Change in Control. Company acknowledges that as part of Trustee's compensation, Trustee may earn interest on balances including disbursement balances and balances arising from purchase and sale transactions. If Trustee advances cash or securities to the Trust for any purpose, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct, any property at any time held in the Trust Fund shall be security therefor and Trustee shall be entitled to collect from the Trust sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Trust Fund to the extent necessary to obtain reimbursement.

     (d) After a Change in Control, Trustee shall bill Company directly, on a quarterly basis, in arrears, for all expenses described in Paragraph (b) of this
Section 12 and all fees described in Paragraph (c) thereof which amounts shall be immediately due and payable except as otherwise provided in Paragraph (c). If such amounts are not paid by Company within thirty (30) days of the billing date, Trustee may pay such amounts from the Benefits Protection Account. Trustee may take such action as it deems necessary to recover such amounts from Company; provided that Trustee shall be obligated to take action if Company's failure to pay causes a reduction below $250,000 in the assets of the Trust attributable to the Benefits Protection Account.

SECTION 13.   Resignation and Removal of Trustee.
              ----------------------------------

     (a) Trustee may resign at any time by written notice to Company, and the Administrative Committee after a Change in Control, which shall be effective forty-five (45) days after receipt of such notice unless prior to a Change in Control Company, and after a Change in Control the Administrative Committee, and Trustee agree otherwise.

     (b) Trustee may be removed by Company prior to a Change in Control, and the Administrative Committee after a Change in Control, on thirty (30) days notice or upon shorter notice accepted by Trustee.

     (c) If Trustee resigns or is removed after a Change in Control, the Administrative Committee shall select a successor trustee in accordance with the provisions of Section 14 hereof.

     (d) Upon resignation or removal of Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless Company prior to a Change in Control, and the Administrative Committee after a Change in Control, extends the time limit.

     (e) If Trustee resigns or is removed, a successor shall be appointed in accordance with Section 14 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. In either case, Company prior to a Change in Control, or the Administrative Committee after a Change in Control, as the case may be, shall diligently seek to obtain a successor trustee. Until the appointment of a successor trustee, Trustee shall continue to perform its duties hereunder until the successor trustee is in place. If no such appointment has been made by the effective date of resignation or removal, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 14.   Appointment of Successor.
              ------------------------

     (a) If Trustee resigns or is removed in accordance with Section 13(a) or
(b) hereof, Company prior to a Change in Control, or the Administrative Committee after a Change in Control, as the case may be, may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by

Company prior to a Change in Control, and the Administrative Committee after a Change in Control, or the successor trustee to evidence the transfer.

     (b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to
Section 6 and 9 hereof. The successor trustee shall not be responsible for and Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event or any condition existing at the time it becomes successor trustee.

SECTION 15.   General Duties of the Administrative Committee.
              ----------------------------------------------

     (a) The Administrative Committee shall discharge its duties under this Trust solely in the interest of the Participants and their Beneficiaries and:
(1) for the exclusive purpose of providing benefits to such Participants and their Beneficiaries and defraying reasonable expenses of administering the Plans; (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) by diversifying the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; but the duties and obligations of the Administrative Committee shall be limited to those expressly imposed upon them by this Trust notwithstanding any reference herein to the Plans.

     (b) The Administrative Committee shall consist of either three (3) or five
(5) members who, prior to a Change in Control, shall be appointed by, and serve at the pleasure of, the Board of Directors of the Corporation. The Board may, at any time prior to a Change in Control, designate the members of the Administrative Committee, fill vacancies or require the resignation of one or more of the members of the Administrative Committee with or without cause. In the event that a vacancy or vacancies shall occur on the Administrative Committee prior to a Change in Control, the remaining member or members shall act as the Administrative Committee until the Board fills such vacancy or vacancies. However, upon a Change in Control, no member may be removed, for any reason, by the Board. In the event that a vacancy occurs after a Change in Control, the Board shall have no authority to fill such vacancy and the remaining members of the Administrative Committee shall select a replacement to serve on the Administrative Committee. No person shall be ineligible to be a member of a Administrative Committee because he is, was or may become entitled to benefits under any of the Plans; or because he is a director and/or employee of Company, Affiliate or Trustee; provided, that no Participant who is a member of the Administrative Committee shall participate in any determination by the Administrative Committee specifically relating to the calculation or disposition of his benefits under any of the Plans. Prior to a Change in Control, the Board may appoint a member of the Administrative Committee to be the Chairman of the Administrative Committee. Upon a Change in Control, the Administrative Committee shall be responsible for appointing a member of the Administrative Committee as the Chairman of the Administrative Committee.

     (c) Except as otherwise expressly provided in this Trust or by the Board of Directors prior to a Change in Control:

          (1) Within thirty (30) days after a Change in Control, Company shall notify Participants and Beneficiaries of the Plans, in a manner approved by the Administrative Committee, in writing of the Administrative Committee's availability to aid them in pursuing any claims they may have against Company under the terms of those of the Plans under which they are covered. If Company fails to do so, the Administrative Committee shall notify Participants and Beneficiaries of the Plans in writing of the Administrative Committee's availability to aid them in pursuing any claims they may have against Company under the terms of those of the Plans under which they are covered.

          (2) If, after a Change of Control, a Participant or Beneficiary notifies the Administrative Committee that Company (or insurance company, contract administrator or any other party, if applicable) has refused to pay a claim asserted by the Participant or Beneficiary under any of the Plans, and the Administrative Committee determines that the assets held in the Accounts are not available to pay such claim, then, unless the Administrative Committee shall determine that the claim has no basis in law and fact (in which case the Administrative Committee shall notify the Participant or Beneficiary of such determination and shall take no further action with respect to the claim), the Administrative Committee:

                    (A) will promptly attempt to negotiate with Company (or insurance company, contract administrator or other party, if applicable) to obtain payment, settlement, or other disposition of the claim, subject to the consent of the Participant or Beneficiary;

                    (B) will if (i) negotiations fail after sixty (60) days of their commencement to result in a payment, settlement or other disposition agreeable to the Participant or Beneficiary (hereafter referred to in this Paragraph (c) of Section 15 as the "Plaintiff"),
          (ii) the Administrative Committee at any time reasonably believes further negotiations not to be in the Plaintiff's best interest, or
          (iii) any applicable statute of limitations would otherwise expire within sixty (60) days, upon the receipt of written authorization from the Plaintiff in substantially the form attached as Exhibit A hereto, institute and maintain legal proceedings (the "Litigation") against Company or other appropriate person or entity to recover on the claim on behalf of the Plaintiff; and

                    (C) may, subject to the written consent of the Plaintiff, settle or discontinue the Litigation. The Administrative Committee shall direct the course of the Litigation and shall keep the Plaintiff informed of the progress of the Litigation as the Administrative Committee deems appropriate, but no less frequently than quarterly. If, during the Litigation,

                              (i) the Plaintiff directs in writing that the
                    Litigation on behalf of the Plaintiff be settled or discontinued, the Administrative Committee shall take all appropriate action to follow such direction, provided that the written direction specifies the terms and conditions of the settlement or discontinuance, and further provided that the Plaintiff, if requested by the Administrative Committee, shall execute and deliver to the Administrative Committee a document in a form acceptable to the Administrative Committee releasing and holding harmless the Administrative Committee from any liability resulting from the Administrative Committee following such direction; or

                              (ii) the Plaintiff refuses to consent to the
                    settlement or other disposition of the Litigation on terms recommended in writing by the Administrative Committee, the Administrative Committee may proceed, in its sole and absolute discretion, to take such action as it deems appropriate in the Litigation, including settlement or discontinuance of the Litigation, provided that the Administrative Committee shall afford the Plaintiff at least fourteen (14) days' advance notice of any decision to settle or otherwise discontinue the Litigation, subject to the provisions of the following sentence.


     If, at any time, the Plaintiff (x) revokes in writing (in substantially the form attached as Exhibit B hereto) the authorization of the Administrative Committee to proceed on his behalf and delivers such writing to the Administrative Committee and (y) appoints his own counsel and so notifies the Administrative Committee in writing, whose fees and expenses are not to be paid by the Trust and who shall appear in the Litigation on behalf of the Plaintiff in lieu of counsel retained by the Administrative Committee, then the Administrative Committee shall not be authorized to proceed in the Litigation on behalf of the Plaintiff. Thereafter, the Administrative Committee shall have no obligation to proceed further on behalf of such Plaintiff or to pay any costs or expenses incurred in the Litigation after the date of the delivery of such writing.

     The Administrative Committee is empowered to retain, at the expense of the Trust, counsel and other appropriate experts, including actuaries and accountants, to aid it in making any determination under this Paragraph (c) of
Section 15 and in determining whether to pursue or settle any Litigation. The Administrative Committee shall have the discretion to determine the form and nature that any Litigation against Company or other appropriate person or entity shall take, and the procedural rules and laws applicable to such Litigation shall supersede any inconsistent provision of this Agreement.

     (d) Subparagraph (C) shall be inapplicable in respect of any Litigation involving the payment of benefits under any Plans in which the Administrative Committee is named a defendant. Any Plaintiff in an action in which the Administrative Committee or Trustee is named a defendant shall engage his own counsel, whose fees and expenses shall be paid by the Plaintiff, provided, however, that the Administrative Committee shall pay out of the assets of the Benefits Protection Account of the Trust any legal fees and costs awarded to the Plaintiff by a court in such Litigation.

     (e) In the event the Administrative Committee determines that the claim of a Participant or Beneficiary has no basis in law or fact and such Participant or Beneficiary pursues such claim against Company, then the Administrative Committee shall reimburse the Participant or Beneficiary out of the assets of the Benefits Protection Account for any reasonable legal fees and other reasonable costs incurred in pursuing such claim if such Participant or Beneficiary obtains a settlement or final judgment of a court of competent jurisdiction under which the Participant or Beneficiary is to receive not less than 50% of the amount originally claimed to the Administrative Committee as the amount owed by Company.

     (f) With respect to claims by holders of Severance Compensation Agreements, such holders may elect to pursue their own claim (with counsel of their choice) or to have the Administrative Committee pursue such claim. In the event such holders elect to pursue their own claims, the Administrative Committee shall promptly reimburse such holders for all attorneys fees and other expenses incurred to the extent Company does not pay such amounts as provided in the Severance Compensation Agreements.

     (g) Company will, prior to a Change in Control, designate legal counsel to the Administrative Committee at the expense of the Trust after a Change in Control, to enforce the rights of Participants and Beneficiaries to benefits under the Plans, as described above. If the designated counsel declines to provide representation because of an ethical or legal conflict of interest, or the Administrative Committee is not satisfied with the quality of representation provided, the Administrative Committee, may, from time to time, dismiss the designated firm or any successor and engage another qualified law firm for this purpose including the same law firm which represents the Administrative Committee with respect to its responsibilities as Administrative Committee under this Agreement. Company may not dismiss or engage such counsel or cause the Administrative Committee to engage or dismiss such counsel after a Change in Control.

     (h) After a Change in Control, the Administrative Committee shall have the authority to invest and manage the assets of the Trust.

     (i) The Administrative Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or actions of the Administrative Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

     (j) After a Change in Control, the Administrative Committee shall have the authority to amend this Trust. No amendment shall be made without Trustee's consent thereto in writing if, and to the extent that, the effect of such amendment is to increase Trustee's responsibilities hereunder.

     (k) Without limiting the generality of the foregoing, the Administrative Committee shall have full discretionary authority to:

          (1) Construe all terms, provisions, conditions and limitations and determine all questions arising out of or in connection with the terms and provisions of the Trust except as otherwise expressly provided herein;

          (2) Make rules and regulations and determine all questions relating to the administration of the Trust and the Administrative Committee which are not inconsistent with the terms and provisions of this Trust; and

          (3) Monitor the performance of Trustee for the Trust. In order to accomplish this, the Administrative Committee shall meet with Trustee, at such time as the Administrative Committee shall determine, and the Administrative Committee shall request Trustee to present a full report on the financial position of the Trust.


     The foregoing list of powers is not intended to be either complete or exclusive, and the Administrative Committee shall, in addition, have such powers as may be necessary for the performance of its duties under the Trust.

     (l) The Administrative Committee may employ such counsel as it may require in carrying out the provisions of the Trust. Unless paid by Company, the Administrative Committee shall charge the fees, charges and costs resulting from such employment as an expense of a trust established relating to the Trust. Unless otherwise provided by law, any person so employed by the Administrative Committee may be legal or other counsel to Company, an affiliate, a member of the Administrative Committee or an officer or member of the Board of Directors or an affiliate.

     (m) Each member of the Administrative Committee shall receive compensation, as mutually agreed between Company and the Administrative Committee prior to a Change in Control, or as determined by the Administrative Committee after a Change in Control, for their services in connection with the Trust.

     (n) The Administrative Committee may purchase such fiduciary liability insurance or such other insurance as it deems necessary relating to the performance of its obligations hereunder. Unless paid by Company, the Administrative Committee shall charge the premiums and charges resulting from such insurance as an expense of the Trust.

SECTION 16.   Amendment or Termination.
              ------------------------

     (a) This Trust may be amended by a written instrument executed by Trustee and Company. After a Change in Control, the Administrative Committee, and not Company, shall have the authority to amend this Trust. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans.

     (b) Subject bto the provisions of Section 2(d), the Trust shall not terminate until the date on which Participants and Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

     SECTION 17. General Duties of the Non-Qualified Plans Committee. The Non-Qualified Plans Committee shall discharge their duties under this Agreement solely in the interest of the Participants in the Plans and their beneficiaries and (1) for the exclusive purpose of providing benefits to such Participants and their beneficiaries and defraying reasonable expenses of administering the Plans; and (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     SECTION 18. Indemnification. Company agrees, to the extent permitted by law, to indemnify and hold Trustee, the Non-Qualified Plans Committee and the Administrative Committee harmless from and against any liability that they may incur in the administration of the Trust, unless arising from Trustee's, the Non-Qualified Plans Committee's or the Administrative Committee's own gross negligence or willful breach of the provisions of its obligations under this Agreement. If Company fails to indemnify and hold Trustee, the Non-Qualified Plans Committee or the Administrative Committee harmless from and against any liability that they may incur in the administration of this Trust pursuant to this Section 18, the Trust shall indemnify Trustee, the Non-Qualified Plans Committee or the Administrative Committee to the extent permitted by law. Trustee, the Non-Qualified Plans Committee or the Administrative Committee shall not be required to give any bond or any other security for the faithful performance of its duties under this Agreement, except as required by law.

SECTION 19.   Administration of the Plans; Communications.
              -------------------------------------------

     (a) Company and/or the Non-Qualified Plans Committee or the Administrative Committee shall administer the Plans as provided therein and subject to any delegation by Company and/or the Non-Qualified Plans Committee or the Administrative Committee and assumption by Trustee of the duties of administering the Plans, Trustee shall not be responsible in any respect for administering the Plans nor shall Trustee be responsible for the adequacy of the Trust to meet and discharge all payments and liabilities under the Plans. Trustee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by an employee of Company or a member of the Non-Qualified Plans Committee or the Administrative Committee who is authorized to execute and deliver, in the name and on behalf of Company or the Non-Qualified Plans Committee or the Administrative Committee, documents or instruments relating to the Trust. Company and/or the Non-Qualified Plans Committee or the Administrative Committee, from time to time, shall furnish Trustee with the names and specimen signatures of the Authorized Persons and shall promptly notify Trustee of the termination of office of any Authorized Person and the appointment of a successor thereto. Until notified to the contrary, Trustee shall be fully protected in relying upon the most recent list of Authorized Persons furnished to it by Company and/or the Non-Qualified Plans Committee or the Administrative Committee.

     (b) Any action required by any provision of this Agreement to be taken by the Board of Directors of Company shall be evidenced by a resolution of such Board of Directors certified to Trustee by the Secretary or an Assistant Secretary of Company under its corporate seal, and Trustee shall be fully protected in relying upon any resolution so certified to it. Unless other evidence with respect thereto has been specifically prescribed in this Agreement, any other action of Company and/or the Non-Qualified Plans Committee or the Administrative Committee under any provision of this Agreement, including any approval of or exceptions to Trustee's accounts, shall be evidenced by a certificate signed by an Authorized Person, and Trustee shall be fully protected in relying upon such certificate. Trustee may accept a certificate signed by an Authorized Person as proof of any fact or matter that it deems necessary or desirable to have established in the administration of the Trust (unless other evidence of such fact or matter is expressly prescribed herein), and Trustee shall be fully protected in relying upon the statements in the certificate.

     (c) Trustee shall be entitled conclusively to rely upon any written notice, instruction, direction, certificate or other communication believed by it to be genuine and to be signed by an Authorized Person, and Trustee shall be under no duty to make investigation or inquiry as to the truth or accuracy of any statement contained therein.

     (d) Until written notice is given to the contrary, communications to Trustee shall be sent to it at its office at 100 Vanguard Boulevard, Malvern, PA 19355, Attention: ERISA Legal Division; communications to Company shall be sent to it at its office at 1521 Concord Pike, Suite 301, Brandywine West Building, Wilmington, Delaware 19803, Attention Vice President, General Counsel, Human Resources & Secretary, communications to the Non-Qualified Plans Committee shall be sent to it at 3102 West End Avenue, Nashville, Tennessee 37203, and communications to the Administrative Committee of the UCAR Carbon Benefits Protection Trust shall be sent to it at 3102 West End Avenue, Nashville, Tennessee 37203.

SECTION 20.   Miscellaneous.
              -------------

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Participants and Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

ATTEST:                            UCAR CARBON COMPANY INC.


                                   By:  -----------------------------
-------------------------               Name:
                                        Title:


ATTEST:                            VANGUARD FIDUCIARY TRUST COMPANY


-------------------------          By:  ------------------------------
                                        Name:  Dennis Simmons
                                        Title:    Principal

                                    EXHIBIT A
                                    ---------

                            Authorization Pursuant to
                         Paragraph (c) of Section 15 of
             the UCAR Carbon Company Inc. Benefits Protection Trust
             ------------------------------------------------------


TO:

     This is to authorize the Trustee of the UCAR Carbon Benefits Protection Trust (the "Trust"), to institute and maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim on my behalf: [nature of claim]. The Trustee shall have the powers and be subject to the procedures set forth in Paragraph (c) of
Section 15 of the Trust.

     Any proceedings by the Trustee under this authorization may be initiated in my name as a plaintiff (or as a member of a class) or in the name of the Trustee, or both, as the Trustee determines is necessary or appropriate at the time proceedings are commenced.


                                                -------------------------------
                                                Participant

                                    EXHIBIT B
                                    ---------

                           Revocation of Authorization
                   Pursuant to Paragraph (c) of Section 15 of
             the UCAR Carbon Company Inc. Benefits Protection Trust
             ------------------------------------------------------


To:

     This is to notify you that I revoke any prior authorization I have given to you as Trustee of the UCAR Carbon Benefits Protection Trust (the "Trust") to maintain legal proceedings against the Company (as defined in the Trust) or other appropriate person or entity to assert the following claim on my behalf:
[nature of claim].

     I understand that this Revocation of Authorization is conditioned upon, and shall not be effective until, the appointment by me of my own counsel and the appearance of that counsel in any legal proceeding on my behalf in lieu of counsel retained by the Trustee. I understand further that, upon the occurrence of these conditions, the Trustee shall have no obligation to proceed further on my behalf, or to pay any costs or expenses incurred after the delivery of this Revocation of Authorization.



                                                -------------------------------
                                                Participant

                                   SCHEDULE 1
                                   ----------


                    1. The UCAR Carbon Compensation Deferral Program.

                    2. Severance Agreements between the Company and various individuals, respectively.

                    3. The UCAR TCN Plan.

                                TABLE OF CONTENTS

SECTION 1.      Definitions.................................................2

SECTION 2.      Establishment of Trust......................................5

SECTION 3.      Payments to Participants and Their Beneficiaries............7

SECTION 4.      Trustee Responsibility Regarding Payments to Trust
                Beneficiary When Company is Insolvent.......................9

SECTION 5.      Payments to Company........................................10

SECTION 6.      Investment Authority.......................................10

SECTION 7.      Administrative Powers......................................15

SECTION 8.      Insurance and Annuity Contracts............................16

SECTION 9.      Disposition of Income......................................17

SECTION 10.     Accounting by Trustee......................................17

SECTION 11.     Responsibility of Trustee..................................17

SECTION 12.     Taxes, Compensation and Expenses of Trustee, the
                Non-Qualified Plans Committee and the Administrative
                Committee..................................................18

SECTION 13.     Resignation and Removal of Trustee.........................20

SECTION 14.     Appointment of Successor...................................20

SECTION 15.     General Duties of the Administrative Committee.............21

SECTION 16.     Amendment or Termination...................................25

SECTION 17.     General Duties of the Non-Qualified Plans Committee........25

SECTION 18.     Indemnification............................................26

SECTION 19.     Administration of the Plans; Communications................26

SECTION 20.     Miscellaneous..............................................27